 Exhibit 10.21

Translation from Hebrew

UNPROTECTED LEASE

Executed and signed in Tel-Aviv on January 13, 2008

BETWEEN:

Angel Science Parks (99) Ltd.

85 Medinat HaYehudim Street, Herzeliya Pituach

Represented by Yael Milo and Menachem Rosenblatt

Who is authorized to assume obligations and sign on behalf of the the lessor

(hereinafter:  "the Lessor")

Of the first part

AND:

Protalix Ltd.

2 HaSnonit St., Carmiel

Represented by Messrs. David Aviezer, Yossi Maimon

and Ze'ev Bronfeld

(hereinafter:  "the Lessee")

Of the second part

WHEREAS

The Lessor has entered into an agreement with the Israel Lands Administration whereby it has acquired the development rights in the site known as Block 18984, Parcel 187 (in part), 188 (in part), 190 (in part), 191 (in part), 192 (in part), 193 (in part), 194 (in part), 199 (in part) and 206 (in part) in Carmiel, site/s no. 1, according to detailed plan no. 8880/C', in Carmiel (hereinafter:  "the Land") pursuant to the development agreement including the appendices thereof, which is attached hereto as Appendix A' (hereinafter:  "the Development Agreement");

AND WHEREAS

The Lessor has started to construct a "Science Park" on the Land – industrial buildings for rent (hereinafter:  "the Science Park"), in accordance with Urban Building Plan 8880/C' and the building permit, copies of which are attached hereto as Appendices B' – C';

AND WHEREAS

The Lessor is the holder of development rights from the Israel Lands Administration pursuant to the Development Agreement and it is entitled to perform transactions in the Land, including the leasing of buildings to be constructed thereon, as specified below in this Lease and that there is no legal and/or contractual and/or other impediment to the Lessor entering into this lease;

AND WHEREAS

The designation of the Object of the Lease is consistent with the object of the tenancy;

AND WHEREAS

The Lessor declares that the Development Agreement has not been revoked by the Israel Lands Administration and that it is valid as at the date of the signing hereof ;

AND WHEREAS

The parties have already concluded a lease with respect to another area within the confines of the Science Park so that the Lessee is aware of the relevant particulars for the purposes of this Lease;

AND WHEREAS

The Lessee wishes to rent the Object of the Lease, as defined below in this Lease, from the Lessor, by way of a tenancy which is not protected pursuant to the tenant protection laws and the Lessor is willing to let the Object of the Lease by way of such tenancy, subject to all the terms hereof, as specified below;

ACCORDINGLY, IT HAS BEEN AGREED, DECLARED AND

STIPULATED BETWEEN THE PARTIES AS FOLLOWS:

1.

PREAMBLE

The preamble to this Lease and the appendices thereto shall constitute an inseparable part thereof.

2.

INTERPRETATION

2.1

The section headings in this Lease have been introduced solely for ease of reference and shall constitute part of the Lease and they shall not be used for the purposes of the interpretation thereof.

2.2

Everything stated in the singular shall also construed be construed as including the plural and vice versa, and everything stated in the masculine shall also construed be construed as including the feminine and vice versa, unless the context or background require otherwise.

2.3

Unless the context requires otherwise, in this Lease the words specified below shall have the meaning ascribed alongside them:

"The Object of the Lease"	All the area of the 1st floor (level 0:00), consisting of a gross area of approx. 1,684 sq. m., as well as the whole 2nd floor (level 4:50+), consisting of a gross area of approx. 1,747 sq. m., in Building No. 2 of an industrial building, which has been constructed by the Lessor and/or an agent an agent thereof on the Land, within the confines of the "Science Park" in Carmiel (hereinafter: "Building No. 2").

The Object of the Lease shall be constructed in accordance with the plans, the specification and the sketch of the Object of the Lease.

The architectural plans of the Object of the Lease, the sketches of the Object of the Lease as well as the specifications are attached hereto as Appendices D' – F' respectively.

The area of the Object of the Lease for the purpose of determining the rent shall be determined in accordance with its actual measurements, after completion of the construction thereof.

For the avoidance of doubt it is clarified that the Object of the Lease includes the aforementioned area and also the additional area and the bridge as defined below.

"The Additional Area"

The main area consisting of 1,000 sq. m., which is situated on the 1st floor of the Object of the Lease (on level 0:00) in Building No. 2, which is marked in the color _____ on the sketch attached hereto as Appendix E', which has been let to the Lessee after the Lessee exercised the option to rent same pursuant to the lease signed between the parties on October 28, 2003, including the appendices and addenda thereto, concerning another property (the lease dated October 28, 2003, including the appendices and addenda thereto shall hereinafter be termed:  "the First Lease").

The Additional Area shall constitute an inseparable part of the Object of the Lease, and the provisions hereof shall apply with regard thereto.

"The Parking Spaces"

35 parking spaces in the area marked in the color _________ in the sketch of the parking spaces, which is attached as Appendix G' to this Lease, which shall be attached to the Object of the Lease and shall be in the sole use and possession of the Lessee throughout the whole term of the tenancy and the options and whose location the Lessee shall be entitled to select first within the aforementioned area.

In addition, during the term of the tenancy (including the term of the options) 35 additional unmarked Parking Spaces shall be attached to the Object of the Lease within the framework of the fenced-off area, which is marked in the color _________ in the sketch of the Parking Spaces, which is attached as Appendix G' to the Lease, which shall be used solely for the benefit of the tenants of Building No. 2.

The Lessor undertakes that it shall not allocate any Parking Spaces in the aforementioned fenced-off area to anyone other than the tenants of Building No. 2, and that it shall not allocate to the other tenants of Building No. 2 any marked parking spaces in this area in a quantity exceeding one half of the Parking Spaces to which such tenant is entitled based on its proportionate share in the building.

The final sketch of the Parking Spaces, after it has been marked as specified above, shall be signed by the parties and shall be appended hereto no later than 30 days before the date of receiving possession.

"The Loading and Unloading Area"

The area situated next to Building No. 2, as marked in the color _____ on the sketch attached as Appendix H', which is designed for loading and unloading, which shall be attached to the Object of the Lease and shall be in the sole use and possession of the Lessee throughout the whole term of the tenancy and the options.

The Lessee undertakes to permit access to the Loading and Unloading Area for the purpose of the operation and maintenance of the infrastructures located in this area.

"The Bridge"

A passage bridge spanning approx. 55 sq. m. gross, which connects the Object of the Lease forming the subject matter hereof to the object of the lease forming the subject matter of the First Lease, which permits the transportation and transfer of materials, tools and equipment between the said objects. The said Bridge shall be in the sole use and possession of the Lessee throughout the whole term of the tenancy and the options.

The Lessor undertakes to build the Bridge, in accordance with the plans to be delivered to it and/or to be approved by the Lessee, by the date of delivery of possession in the Object of the Lease to the Lessee, pursuant to the provisions of Section 5.10 below. The Bridge shall form an inseparable part of the Object of the Lease and the provisions hereof shall apply thereto. The sketches of the Bridge are attached to this Lease and marked as Appendix I'.

"The Date of Delivery of a License in Respect of the Object of the Lease to the Lessee"	The date specified in Section 5.7.2 below.

"The Date of Delivery of Possession"

Possession in the Object of the Lease shall be delivered to the Lessee after 90 days have elapsed from the Date of Delivery of a License in Respect of the Object of the Lease to the Lessee for the purpose of performing the adjustment works, on the earlier of the following two dates:

(a)	On the date the Lessee is provided with a “Form 4” with respect to the Object of the Lease.

(b)	On the date of commencement of the operation of the Object of the Lease by the Lessee and after the Lessee has given the Lessor notice in writing that it is commencing its activity in the Object of the Lease notwithstanding the fact that it has not yet been provided with a Form 4 with respect to the Object of the Lease.

"The Adjustment Works"	The works specified in Section 5.7 below.

"The Attached Areas"	The Parking Spaces and the Loading and Unloading Area.

2.4

DECLARATIONS AND UNDERTAKINGS OF THE PARTIES

The Lessor warrants and undertakes as follows:

2.4.1

That following its engagement in the Development Agreement with the Israel Lands Administration it is the holder of the development rights in the Land, and it is entitled to build on the Land the building in which the Object of the Lease is situated, the Attached Areas and also to perform transactions in the Land, including the leasing of the aforementioned areas to the Lessee.

2.4.2

That the Land is free and clear of any debt, attachment, charge, mortgage, claim, judicial order, administrative order and any other third-party right, which are capable of preventing it from being leased to the Lessee and/or from fulfilling its undertakings hereunder on the due dates thereof, and that it shall remain in such condition throughout the entire term of the tenancy.

2.4.3

That the Lessor is entitled and authorized by any law or agreement (inter alia pursuant to the Development Agreement with the Israel Lands Administration) to let the Object of the Lease and the Attached Areas to the Lessee pursuant to all the terms hereof, and that insofar as any consent whatsoever is required from the Israel Lands Administration for the implementation of this Lease, it undertakes to obtain such at its own expense.

2.4.4

That in accordance with the plans in effect applicable to the Land and the building permit which has been duly obtained for the construction of the building, the Lessor is entitled to build the Object of the Lease and the Attached Areas, and the Lessee is entitled to use same in accordance with the object of the tenancy.

2.4.5

That there is no contractual, legal or other impediment to using the Object of the Lease and the Attached Areas for the purpose of the object of the tenancy.

2.4.6

Revoked.

2.4.7

The Lessor is constructing and/or undertakes to construct on the Land the Object of the Lease and the Attached Areas and to complete the construction thereof before the date of Delivery of Possession therein to the Lessee, at its own expense, in accordance with the plans, the specification, the sketch, the building permit, and pursuant to the provisions of any law.

2.4.8

The Lessor undertakes to construct the Object of the Lease and the Attached Areas using officially approved materials and at a standard which does not fall below the standard acceptable in buildings of the same type as the building in which the Object of the Lease is situated.

2.4.9

That it has the knowledge, experience, skills and financial resources endowing it with the ability to complete the construction of the Object of the Lease and the Attached Areas and the implementation of this Lease, as speedily as possible and at the quality required hereunder and that it has the ability to fulfill all the provisions hereof in full and on the due date therefor.

2.4.10

That it is not aware of any fact or claim, in connection with the Land, which could adversely affect or influence its undertakings hereunder and which have not been disclosed to the Lessee within the framework hereof, and that there is no is no legal and/or contractual and/or other impediment to the Lessor entering into this lease and to the performance of its obligations thereunder.

The Lessee warrants and undertakes as follows:

2.4.11

That it is aware that the Lessor shall construct and build the Object of the Lease in reliance upon the Lessee's undertaking to rent it for the term of the tenancy specified in this Lease.

2.4.12

That it has inspected the location of the Land, the urban building plans applicable thereto, the Lessor's building plans and any relevant detail from its point of view for the purposes of the tenancy and it waives any claim of inconsistency of the Object of the Lease to its requirements.

2.4.13

That there is no contractual, legal or other legal and/or contractual and/or other impediment to its entering into this lease and to the performance of its obligations thereunder.

It has been agreed between the parties that a breach of this Section 2.4 shall constitute a fundamental breach of the Lease.

3.

THE TERM OF THE TENANCY, THE OBJECT THEREOF AND THE NON-APPLICATION OF THE TENANT PROTECTION LAWS

3.1

TERM OF THE TENANCY

3.1.1

The Lessor is hereby letting to the Lessee and the Lessee is hereby renting from the Lessor the Object of the Lease and the Attached Areas  for a term of 7.5 years, commencing from the Date of Delivery of Possession of the Object of the Lease (hereinafter:  "the Term of the Tenancy" or "the First Term of the Tenancy").

If and insofar as the actual Date of Delivery shall be postponed due to the provisions of Section 5.1, the date of commencement of the Term of the Tenancy shall be deemed to be the actual Date of Delivery and the date of termination of the Term of the Tenancy shall be postponed accordingly.

3.1.2

The Lessee hereby undertakes to open the Object of the Lease for day-to-day business activity and to manage a business whose object is specified below in the Object of the Lease, throughout the entire Term of the tenancy.

3.1.3

Since the Lessee is renting from the Lessor an additional area within the confines of the Science Park, pursuant to the First Lease (hereinafter:  "the Object of the Lease Forming the Subject Matter of the First Lease"), it is agreed that the term of the tenancy of the Object of the Lease Forming the Subject Matter of the First Lease shall be adjusted so that the present term of the tenancy of the Object of the Lease Forming the Subject Matter of the First Lease shall be extended so that it shall terminate at the end of the Term of the Tenancy pursuant to Section 3.1.1 above and any option granted in this Lease shall also be granted to the Lessee in respect of the Object of the Lease Forming the Subject Matter of the First Lease.

3.1.4

If the Lessee ceases to use the Object of the Lease or vacates same before expiry of the Term of the Tenancy, this shall not exempt it from the complete fulfillment of its obligations, including payment of the rent, and the other payments which it is obligated to pay hereunder until expiry of the Term of the Tenancy, excluding where the Lessee has ceased using the Object of the Lease and/or has vacated same following a fundamental breach by the Lessor.

It is hereby clarified that the rent shall be paid until the expiration of the Term of the Tenancy and/or until an alternative lessee has been found, which shall be acceptable to and approved by the Lessor, whichever of the two occurs earlier.

The Lessor's approval shall only be withheld on reasonable grounds, however in any event where the Lessor has agreed to an alternative lessee who has been introduced by the Lessee, the Lessee shall remain liable, together with the alternative lessee, for the performance of its obligations hereunder.

3.2

OBJECT OF THE TENANCY

The Lessee is hereby renting the Object of the Lease for the purpose of the management of a business in the field of biotechnology including the management of a biotechnological laboratory, including the research, development and the manufacture of drugs and the Lessee shall be prohibited from using the Object of the Lease for any other use whatsoever.

3.3

NON-APPLICATION OF THE TENANT PROTECTION LAWS

3.3.1

On the date of entry into force of the Protection of the Tenant [Consolidated Version] Law 5732 – 1972 the Lessee was not entitled to occupy the Object of the Lease.

3.3.2

The Lessee hereby declares that it has not been required to pay and has not paid any key money or any payments which are liable to be interpreted as key money and that all the works, changes, refurbishments and improvements which shall be made in the Object of the Lease, if any are made, are not and shall not be basic changes and also that the provisions of Part C of the Protection of the Tenant [Consolidated Version] Law 5732 – 1972 which deals with key money, shall not apply to the Lease.

3.3.3

The tenancy, the Lessee, and the Object of the Lease are not protected pursuant to the provisions of the Protection of the Tenant [Consolidated Version] Law 5732 – 1972 nor pursuant to the provisions of any other law which protects a lessee or tenant in any manner whatsoever, and the aforesaid laws and amendments thereto and the regulations which have been enacted or which may be enacted thereunder do not apply and also shall not apply to the building and/or the tenancy and/or the Lessee and/or the Object of the Lease and/or the Lease.

3.3.4

When the Object of the Lease is vacated the Lessee shall not be entitled to any payment whatsoever, neither as key money nor in any other manner whatsoever.

3.3.5

For the avoidance of doubt the Lessee hereby declares and undertakes that if any claims whatsoever are made in the future to the effect that the contractual relationship hereunder is protected pursuant to the Protection of the Tenant Law or any other law whatsoever, then the Lessee shall compensate the Lessor in respect of any damage it may incur, including the difference between the value of the Object of the Lease upon expiry of the Term of the Tenancy when occupied and the value thereof on the open market with vacant possession.

4.

RENT

4.1

In respect of the tenancy of the Object of the Lease (i.e. including the area of the Bridge but excluding the Additional Area) the Lessee undertakes to pay the Lessor monthly rent in accordance with the following conditions and dates:

4.1.1

Throughout the entire Term of the Tenancy the Lessee shall pay rent in the amount of 29 NIS per square meter of the area of the Object of the Lease (not including rent for the Additional Area in respect of which rent shall be paid in accordance with Section 4.3 below).

4.1.2

For the avoidance of doubt it is clarified that in respect of the period from the date of Delivery of a License in Respect of the Object of the Lease to the Lessee and until the Date of Delivery of Possession of the Object of the Lease the Lessee shall not pay any rent and/or any other payment (excluding the electricity expenses mentioned below in Section 6.6).

V.A.T. shall be added to the aforementioned rent, against a due tax invoice, at the rate prevailing at the time each payment is effected (hereinafter:  "the Basic Rent").

4.2

The Basic Rent shall be linked to the Consumer Price Index including fruits and vegetables to be published by the Central Bureau for Statistics and it shall be paid after it has been increased by the rate by which the index for the month has increased compared with the base index. It is hereby clarified that for the purpose of calculating the rent the Index for the month shall not be less than the basic index which shall constitute the lower threshold for calculating the linkage differentials.

"The Base Index" for the purpose hereof shall be the index known on the date of the signing hereof, namely – the index for the month of November, which was published on December 15, 2007.

"The New Index" for the purpose hereof shall be the index known on the date of each payment is effected.

It is hereby agreed that if another index is published instead of the aforesaid index, if such index shall be determined by a government authority by law then the ratio between the index published by such authority and the aforesaid index shall be determined on the date of the entry into force of such index.

In the absence of the publication of any index at all the key to the addition of linkage differentials shall be determined by the Chairman of the Haifa Accountants Association.

4.3

In addition, in respect of the Additional Area the Lessee undertakes to pay the Lessor monthly rent, commencing from the Date of Delivery of Possession, as follows:

4.3.1

Until April 30, 2010 the monthly rent shall be US$5.5 per square meter.

4.3.2

From May 1, 2010 until the expiration of the First Term of the Tenancy, the monthly rent shall be US$5.9 per square meter.

4.3.3

Revoked.

V.A.T. shall be added to the rent specified above in this section, against a due tax invoice, at the rate prevailing at the time each payment is effected (hereinafter:  "the Rent in respect of the Additional Area").

4.4

Revoked.

4.5

The rent specified in Sub-sections 4.1 – 4.3 above (hereinafter collectively:  "the Rent") shall be paid in quarterly installments, in advance, on the 1st day of every January, April, July and October.

4.6

For the avoidance of doubt it is hereby clarified that only the actual payment of any check shall be deemed to be payment of the Rent pursuant to this Lease.

4.7

Arrears in payment of the Rent, as well as arrears in any other payment imposed on the Lessee hereunder, and which exceeds 14 days - which is not rectified after 14 days’ warning in writing from the Lessor - shall constitute a fundamental breach hereof.

4.8

Any sum which the Lessee is obliged to pay hereunder and which is not paid on the due date, shall bear interest on arrears at the maximum rate prevailing at such time at Bank Leumi Leyisrael Ltd. with regard to unauthorized credit withdrawals, commencing from the date prescribed for payment in this Lease and until the date of payment in practice and with the addition of statutory V.A.T. (hereinafter:  "Interest on Arrears").

The interest rates shall be varied throughout the period of the arrears in accordance with the fluctuations occurring from time to time in the interest prevailing at Bank Leumi as aforesaid.

The aforesaid in this section shall not affect any relief or other right vested in the Lessor pursuant to the provisions hereof and pursuant to any law.

4.9

The Rent forming the subject matter hereof shall be deposited by the Lessee in an account in the name of the Lessor which is maintained at Bank Hapoalim, Haifa main branch (Branch No. 700) Account Number 37225, or into any other account in accordance with instructions in writing from the Lessor.

4.10

For the avoidance of doubt it is clarified that until the expiration of the First Term of the Tenancy as defined in this Lease, the rate of the rent in respect of the Object of the Lease forming the subject matter of the First Lease shall be as specified in the First Lease.

5.

DELIVERY OF POSSESSION OF THE PROPERTY

5.1

On the Date of Delivery of Possession, the Lessor shall make the Object of the Lease and the Attached Areas available to the Lessee whereby the external structure of the building shall be in place or after the Adjustment Works have been performed by the Lessee (as the case may be), pursuant to the plans, specification and sketch of the Object of the Lease attached hereto.

Possession shall only be delivered after the Lessor has completed the performance of the infrastructure works, which it has undertaken to perform, whereby the electricity, water and sewage outlets shall have been connected to the Object of the Lease.

The Lessee shall be responsible for arranging the connections of the aforementioned infrastructures to the Object of the Lease (i.e. engaging with the relevant authorities and paying for meters inside the Object of the Lease only).

5.2

For the avoidance of doubt it is hereby emphasized that subject to the execution of the Adjustment Works, the Lessor shall not be required to perform any work and/or modification and/or improvement whatsoever in the Object of the Lease, in addition to its undertakings in the plans and the specification.

5.3

The Lessor undertakes to complete construction of the Object of the Lease prior to the Date of Delivery of Possession in accordance with the following schedule:

5.3.1

Completion of the shell of the Object of the Lease – by January 30, 2008.

5.3.2

Completion of the external structure of the Object of the Lease – by March 30, 2008.

5.3.3

Completion of the public areas on the floors of the Object of the Lease and provision of a partial occupation form ("Form 4") with respect to the Object of the Lease only – by August 31, 2008.

Notwithstanding any other provision herein, the parties agree that if Form 4 is not provided with respect to the Object of the Lease by March 1, 2009, the Lessee shall be entitled to cancel this Lease by notice in writing to the Lessor and the Lessor shall not have any demand and/or claim in connection therewith.

5.4

The Lessee confirms that it is aware that the construction works in the building where the Object of the Lease is situated shall continue even after the delivery of possession to it and even after commencement of the actual operation of the Object of the Lease.  The Lessee shall have no demand and/or claim and/or complaint in connection therewith, except in the event that the performance of such works shall cause any direct physical damage whatsoever.

The Lessor undertakes to perform the aforementioned works in such a manner that shall not derogate from the Lessee's right to reasonable and safe use of the Object of the Lease and the areas attached thereto and the access roads thereto, whilst taking all the safety and cautionary measures required (including helmets) in order to prevent any damage to person and property and whilst taking reasonable measures to prevent any nuisance and/or inconvenience to the Lessee.

In addition, the Lessor undertakes that if any physical damage whatsoever is caused to the building, the Object of the Lease and/or the contents thereof – the Lessor shall restore the status quo ante.

The Lessor undertakes to complete construction of the external structure of Building No. 2 in its entirety (including exterior covering), the roof of Building No. 2, the lobby on the entrance floor, the stairwells and elevator shafts of the entire Building No. 2 and also to complete all the environmental development of Building No. 2 within 12 months from the Date of Delivery of Possession of the Object of the Lease.

5.5

Further, and in addition, it is clarified and agreed, that the passenger elevator shall be in operation in the building no later than November 30, 2008.

It is agreed that if the passenger elevator is not in operation as aforesaid by November 30, 2008, the Rent shall be reduced by 15%, commencing from this date and until the date of operation of the elevator.

5.6

The Lessor shall update the Lessee regarding the rate of progress of the works and the performance thereof, in order to permit the Lessee to get organized on its part for the execution of the Adjustment Works by any party on its behalf.

5.7

ADJUSTMENT WORKS

5.7.1

"Adjustment Works" in this Lease shall mean: construction works, which shall be performed by the Lessee by itself or by others in order to adjust the Object of the Lease to the requirements of the Lessee during the course of the construction of the Object of the Lease by the Lessor and before receiving possession of the Object of the Lease.

5.7.2

The Lessor shall deliver the Object of the Lease to the Lessee as a "licensee" immediately after completion of the construction works in the Object of the Lease in accordance with the plans and the specification which the parties have agreed upon and before the Form 4 concerning the Object of the Lease has been obtained, for the purpose of performing the Adjustment Works by the Lessee and/or by an agent thereof and at the Lessor's own expense.

For the avoidance of doubt, it is expressly clarified that the Lessee's stay in the Object of the Lease by virtue of the provisions of this Section 5.7, including the introduction of materials, equipment and/or merchandise – shall not be deemed to be delivery of possession to the Lessee.

5.7.3

The Term of the Tenancy shall commence 90 days after Delivery of Possession of the Object of the Lease to the Lessee as aforesaid in Sub-section 5.7.2 or upon commencement of the operation of the Object of the Lease by the Lessee, whichever of the two occurs earlier.

5.7.4

The Lessor undertakes to co-operate with the Lessee and with the contractors of the Adjustment Works on its behalf, and in this regard it undertakes to permit them entry and access roads to the building and the Object of the Lease for the purpose of performing the Adjustment Works. The Lessee undertakes to arrange the Adjustment Works with the Lessor, and also not to interfere with the proper performance of the construction works of the building.

5.7.5

The type of the Adjustment Works and the scope thereof, as well as the technical specification, the materials etc. which are connected to the execution of the Adjustment Works, shall be determined by the Lessee and at its discretion.

The Adjustment Works shall be performed by contractors and other professionals to be selected by the Lessee.

The Lessee shall engage with the contractors and other professionals, shall supervise the execution of the Adjustment Works, and approve the progress of the works and the payment in respect thereof.

5.7.6

It is agreed that all the costs involved in the execution of the Adjustment Works (including the costs of materials and equipment, and the fees of the professionals etc.), up to the accumulative sum of 6,000,000 NIS shall be imposed on and be paid by the Lessor, in accordance with the conditions to be agreed upon with the professionals and the suppliers and in accordance with the conditions to be agreed upon in a triple agreement to be signed between the Lessor, the Lessee and the professionals/suppliers.

For the avoidance of doubt it is clarified that the Lessor shall be responsible for the costs of the Adjustment Works even if it does not bear any liability in connection with the performance thereof.

5.7.7

The parties agree that commencing from the date on which all the Adjustment Works are completed and during the course of the entire Term of the tenancy the Lessee shall pay a supplement to the monthly Rent (beyond the Basic Rent) in the amount of 1 NIS in respect of every 80 NIS which have been invested by the Lessor in connection with the execution of the Adjustment Works as aforesaid (not including the V.A.T. it has paid).  Such supplement to the monthly Rent shall constitute an inseparable part of the Rent.

5.8

7 days prior to Delivery of Possession the Lessee a delivery protocol shall be drawn up between the parties, within the framework of which the Lessee shall itemize all the defects and discrepancies which have been discovered in a reasonable inspection of the Object of the Lease and the Attached Areas, and the Lessor shall repair, complete or modify, as the case may be, everything requiring repair, completion and/or modification, by the Date of Delivery of Possession to the Lessee.

5.9

Within 30 days from the date of receipt of actual possession (and after the completion of the Adjustment Works) the Lessee undertakes to remove from the area of the Land all the portable structures it has used and to restore the status quo ante, insofar as this is possible as it was prior to the erection of the said installations.

5.10

The Lessor undertakes that until the Delivery of Possession of the Object of the Lease to the Lessee it shall arrange for the construction of the Bridge, from the external loading area in the building and a "practical load" system on the 1st floor (level "0") of the building.

The Lessor warrants and undertakes to construct and/or build out of the external loading area, the aforesaid practical load system and the passageway bridge in accordance with the plans and the specification, which shall be approved by the Lessee in advance.

If the Lessee wishes to make any modifications whatsoever in the Object of the Lease (otherwise than within the framework of the Adjustment Works) in the Bridge and/or the external loading area and/or practical load system beyond the plans which have been approved until the date of signing hereof, it shall send the Lessor amended execution plans. The Lessor shall notify the Lessee within 7 days of the date of receiving the execution plans of the costs of performing the desired modifications and by which period the Date of Delivery of Possession will be postponed following the performance of such modifications (if at all). The Lessor shall only execute such modifications after it receives confirmation in writing from the Lessee about the costs thereof the modifications and the postponement of the dates as aforesaid. If no such confirmation is delivered, the Lessor shall be exempt from executing the modification as aforesaid.

The Lessor undertakes to construct the aforesaid external loading area, the practical load system and the passageway bridge using officially approved materials and at a standard which does not fall below the standard acceptable in buildings of the same type as building in which the Object of the Lease is situated.

It is agreed that the costs involved in the construction and/or building of the aforementioned external loading area, the practical load system and the passageway bridge, in the amount of approx. 500,000 NIS plus V.A.T., shall be paid by the Lessor. The Lessor shall be entitled to be reimbursed for half of these costs out of the monthly Rent paid by the Lessee by way of a supplement to the Rent, in accordance with the mechanism prescribed in Section 5.7.7 above.

6.

ADDITIONAL PAYMENTS TO BE IMPOSED ON THE LESSEE

6.1

In addition to the Rent and Value Added Tax, the Lessee undertakes to pay all the taxes, fees, levies and compulsory payments which may be imposed in respect of the use of the Object of the Lease during the Term of the Tenancy, including general municipal rates and business tax as well as the expenses for the consumption of electricity, gas, telephone, and all the other maintenance expenses for the Object of the Lease in the area of the Object of the Lease only (including maintenance and cleaning), as well as its proportionate share in respect of the maintenance expenses of the fixtures serving the Object of the Lease (such as: elevators, air conditioning, fire extinguishing systems etc.).

It is hereby clarified that all the aforementioned payments and/or any other payment which is imposed on the Object of the Lease and/or on the construction thereof, in respect of the period until the Date of Delivery of Possession to the Lessee, shall be imposed on and be paid by the Lessor.

The Lessee undertakes to have the municipal rates [arnona] account in respect of the Object of the Lease assigned into its own name immediately after receiving actual possession of the Object of the Lease.

6.2

It is hereby clarified and agreed that the Lessee shall also be obligated to pay its proportionate share, equivalent to the area of the floor of the Object of the Lease compared to the total area of the floors in the building in which the Object of the Lease is situated, of the maintenance costs of the common property in the building.

It is hereby clarified that the Lessee shall be responsible for the maintenance costs of the Object of the Lease including all the fixtures and systems which are located in the area of the Object of the Lease and which serve it.  The Lessor clarifies amd the parties agree, that it is possible that the building may be managed by a management company, which shall be appointed at the Lessor's sole discretion, in which case the Lessee shall pay its share of the operation and management expenses on a cost basis + up to 15%, based on its proportionate share in the areas of the building, as described above.

6.3

Even after the Term of the Tenancy has terminated the Lessee shall be liable for the payments specified in this section if the charge was created due to the use and/or consumption made during the course of the Term of the Tenancy, even if the charge or the demand for payment arrived following expiry of the Term of the Tenancy.

6.4

The Lessee shall effect the payments specified in this section within 30 days of the date of receipt of the notice in writing requiring him to do so, or on the due date for payment, whichever occurs later.

6.5

In the event that the Lessor makes any payment whatsoever where pursuant to the provisions hereof the payment thereof is imposed on the Lessee, the Lessee shall be obliged to pay the Lessor such payment, immediately upon the Lessor's first demand in writing with the addition of exchange rate differentials, if any, and plus interest on arrears pursuant to Section 9.2 below calculated from the date each payment is made by the Lessor until complete payment in practice to the Lessor, provided that the Lessor has given the Lessee warning 14 days in advance regarding its intention to bear such payment and the Lessee failed to pay same.

6.6

All the expenses of the electricity consumed by the Lessee prior to the conferral of "Form 4" and/or thereafter and whenever there is no connection of the electricity to the meter fixed for the Object of the Lease, shall be borne and paid by it. The aforesaid shall not derogate from the identical duty of payment, following connection of the Object of the Lease to the permanent electricity.

7.

MAINTENANCE OF THE OBJECT OF THE LEASE DURING THE TERM OF THE TENANCY

7.1

The Lessee shall maintain the Object of the Lease in a good state of repair, and shall preserve good order and cleanliness in the Object of the Lease and the vicinity thereof, in the fixtures and appliances thereof, it shall use same with care and shall comply with the instructions of any competent authority which may be issued from time to time and/or the instructions of the manufacturers of the various fixtures in connection with the day-to-day maintenance of the Object of the Lease and the fixtures thereof, subject to the Lessor's liability specified below.

The Lessor shall be responsible for the repair of any defect and/or malfunction and/or breakdown in the building, in the infrastructure of the Object of the Lease and the Attached Areas and the systems thereof (electricity, water, sewage, drainage, insulation, sprinklers etc.) and it shall also be responsible for any defect, deficiency and/or malfunction which arises from natural wear and tear, excluding those which have been caused as a result of incautious use and/or otherwise than in accordance with the manufacturer's directives (provided that the Lessee has been given the manufacturer's directives a reasonable time prior thereto) and/or otherwise than in accordance with standard practice of the Lessee, in which case such shall be the Lessee's responsibility.

7.2

Subject to the aforesaid, the Lessor shall repair at its own expense and as soon as possible, any damage and malfunction for which it is liable whereas the Lessee shall repair any damage and malfunction for which it is liable.

7.3

If the necessity for any repair whatsoever has been discovered the party responsible for the repair thereof shall be obliged to perform same at its own expense within a reasonable time after it has been discovered. If the party responsible for the repair has failed to perform such repair, the other party shall be entitled, but not obliged, to perform it after giving 30 days’ notice (except in the case of urgent repairs), and all the expenses of the repair shall be imposed on the party obliged to make it which shall be obliged to repay same to the performing party immediately upon its first demand with the addition of linkage differentials and interest on arrears pursuant to Section 9.2 below, calculated from the date of payment for the repair until complete payment in practice.

It is agreed that the aforesaid in this section shall not derogate from any other right and/or relief available to the performing party under the circumstances of the case hereunder and/or under the law.

7.4

The Lessee undertakes to comply with the provisions of any law including statute, regulation, order, bye-law, or instruction of any competent authority, which concern the management of its business in the Object of the Lease and in connection with the maintenance of the Object of the Lease and the use thereof.  The Lessee shall also be liable for the payment of any fine which may be imposed due to the non-compliance with the aforesaid provisions.

7.5

With the exception of the execution of the Adjustment Works, the Lessee undertakes not to make any internal and/or external modification in the Object of the Lease and not to make any addition and not to demolish any part of the Object of the Lease and/or any of the fixtures therein and not to permit any such modifications and/or repairs and/or additions and/or demolitions to be made, without obtaining the Lessor's consent in writing and in advance.

The Lessor shall only withhold its consent for the performance of modifications on reasonable grounds.

7.6

It is expressly agreed that signposting and advertisements shall only be made in coordination with the Lessor (including the architect of the building wherein the Object of the Lease is situated) and solely with its consent in writing.  The Lessor shall only withhold its consent for the performance of modifications on reasonable grounds.

7.7

If the Lessor has agreed to the Lessee's request to make modifications and/or additions in the Object of the Lease (including modifications within the framework of the Adjustment Works), the Lessee shall be obliged, following the expiry of the Term of the Tenancy, to restore the Object of the Lease to the same condition as it was in before the execution of the modifications, or to leave them in place, in accordance with the decision and notification of the Lessor. If the Lessor has given notice of its consent that the modifications may remain in the Object of the Lease as aforesaid, the Lessee shall not be entitled to remove them from the Object of the Lease and/or to restore the modifications or any part thereof, with regard to which the Lessor has demanded that they remain in the Object of the Lease, and/or to make any alteration whatsoever therein, and upon expiry of the Term of the Tenancy such shall pass to the possession and ownership of the Lessor, without the Lessee being able to demand and/or obtain any compensation or payment therefor.

It is agreed that with regard to this section and with regard to Section 14.1 below "modifications and/or additions in the Object of the Lease" shall refer solely to the following modifications: modifications in the walls and ceilings of the Object of the Lease, the assembly of standard doors in the Object of the Lease, the erection of plaster or concrete partitions in the Object of the Lease, as well as modifications in the electricity wiring system in the Object of the Lease and in the electricity switches in the Object of the Lease.

7.8

The Lessor and each of its directors shall be entitled to enter the Object of the Lease after prior arrangement and at any acceptable time in order to inspect the condition of the Object of the Lease and also for the purpose of performing repairs, works, technical or other arrangements for the Object of the Lease; the aforesaid does not impose any liability whatsoever on the Lessor to perform any of the acts mentioned in this Lease.

7.9

The Lessee shall comply with all the reasonable instructions of the Lessor and the instructions of any other competent authority connected to the fire extinguishing, fire prevention, civil guard and safety arrangements and procedures.

8.

ASSIGNMENT OF RIGHTS

8.1

The Lessee undertakes to use the Object of the Lease solely and exclusively by itself or with its employees and the Lessee shall be prohibited from permitting another party or other parties from using the Object of the Lease or any part thereof for or without consideration, directly or indirectly.

8.2

The Lessee undertakes not to transfer and/or assign and/or endorse and/or pledge and/or charge in any manner whatsoever this Lease and/or any right thereunder to another party or other parties or to sub-let the Object of the Lease or any part thereof, or to deliver the possession or use therein, or any part thereof, to another party or other parties for or without consideration, in any manner whatsoever, other than with the consent of the Lessor in advance and in writing. Any transfer and/or assignment and/or endorsement and/or pledge and/or charge which the Lessee may make contrary to the aforesaid, shall be null and void ab initio and without any validity whatsoever. The Lessor shall only refuse to grant its consent as aforesaid on reasonable grounds.

8.3

Notwithstanding the aforesaid, the Lessee shall be entitled to share the use of the Object of the Lease hereunder with, or to sub-let parts of the Object of the Lease to a parent company, subsidiary, or associated company of the Lessee, as these terms are defined in the Companies Law, 5759, without any necessity of obtaining the Lessor's consent provided that the Lessee remains liable for all its obligations hereunder.

9.

BREACHES AND REMEDIES

9.1

The provisions of the Contracts (Remedies for Breach of Contractor) Law 5731–1970 and the provisions of the Contracts (General Part) Law 5733– 1973 shall apply to this Lease.

9.2

The parties agree that should any of the parties be in default by more than 14 days in respect of any of the payments whatsoever which it is obliged to effect hereunder, the other party shall be entitled to interest at the rate equivalent to  the maximum interest rate prevailing at such time at Bank Leumi Ltd. with regard to unauthorized credit outside the normal credit framework, on sums in respect of which such party is in arrears, in addition to and without derogating from any other right vested in the other party hereunder and/or under any law.

9.3

In any event of the cancellation of the Lessee's rights hereunder, due to the Lessee's [sic] fundamental breach thereof, the Lessor shall be entitled to any additional remedy vested in it by law on account of the breach, including the relief of compensation, an injunction and a mandatory order.

9.4

In any event of the cancellation of the Lessee's rights pursuant to this Lease, due to the Lessee's [sic] breach thereof, the Lessor shall be entitled to any additional remedy vested in it by law on account of the breach, including the relief of compensation, an injunction and a mandatory order.

Notwithstanding all the aforesaid herein and in addition thereto, in the event of the Lessee's breach on account of which the Lessee is evicted from the Object of the Lease before the expiration of the Term of the Tenancy, the Lessee shall be obliged to pay the Lessor, for the period from the date of the vacation until the expiration of the Term of the Tenancy, compensation at the rate equivalent to double the Rent applicable prior to the termination of the tenancy subject to the aforesaid in Section 3.1.4 and subject to the fact that if the Object of the Lease is leased to an alternative lessee pursuant to and subject to the provisions hereof, the Lessee shall only pay the difference in rent between the amount prescribed in the Lease and the rent due to be collected from the alternative lessee.

10.

LICENSING AND LICENSES

10.1

The Lessee hereby undertakes to obtain any license it requires and to arrange for the business to be managed by it pursuant to any license required, pursuant to any law, including from any municipal, government, local or other authority, for the purpose of operating and managing the Lessee's business in the Object of the Lease.

The Lessor shall co-operate and sign any document which may be required by the Lessee for the purpose of obtaining a business license and which does not contradict the conditions hereof (within no later than 14 days after the date it is sent to the Lessor for signing).

10.2

The Lessee shall be obliged throughout the entire Term of the Tenancy to arrange for the renewal of the licenses and approvals required for the purpose of operating and managing its aforesaid business.

10.3

For the avoidance of doubt, subject to the aforesaid, the Lessor shall not be responsible vis-à-vis the Lessee for obtaining licenses or approvals from any authority whatsoever.

11.

INSURANCE

11.1

Without derogating from the Lessee's liability pursuant to any law and/or pursuant to the contents of the Lease, the Lessee undertakes before the date of receiving possession of the Object of the Lease, to take out and maintain throughout the entire term of the Lease and the term of the extension thereof, at its own expense, the insurances specified below ( which shall hereinafter be called:  "the Lessee's Insurances") and the confirmations of the existence of such the insurances is attached to the Lease as an inseparable part thereof and on the conditions stated therein, with a duly authorized and reputable insurance company:

11.1.1

Insurance for the building of the Object of the Lease including the contents of the Object of the Lease including the equipment and inventory serving the Object of the Lease and which is situated outside it and also any modification, improvement and addition to the Object of the Lease which have been made and/or shall be made by the Lessee and/or on its behalf, based on the full value thereof for the Lessee, against loss or damage due to standard risks in extended fire insurance, including fire, smoke, lightning, explosion, earthquake, riots, strikes, intentional damage, storm, hurricane, flood, liquids and cracking damages, damage by vehicles, damage by aircraft, robbery, theft, and burglaries. The insurance shall contain an express clause whereby the insured waives the right of substitution vis-à-vis the Lessor, the management company and the agents thereof and also vis-à-vis the other lessees and/or tenants and/or owners in the commercial center building (whose insurances contain a parallel clause regarding waiver of the right of substitution vis-à-vis the Lessee) provided that the aforesaid concerning the waiver of the right of substitution shall not apply in favor of a person who caused damage intentionally.

11.1.2

Loss of productivity insurance for the Lessee following damage caused to the Object of the Lease and/or the contents thereof on account of the risks aforesaid in Section 11.1.1, throughout an indemnity period of at least 12 months.  The said insurance shall contain a waiver of the right of substitution vis-à-vis the Lessor and/or the management company and/or the agents thereof and/or vis-à-vis the other lessees and/or tenants and/or owners in the commercial center building (whose insurances contain a parallel clause regarding waiver of the right of substitution vis-à-vis the Lessee) provided that the aforesaid regarding the waiver of the right of substitution shall not apply in favor of a person who caused the damage intentionally.

Notwithstanding the aforesaid it is hereby agreed that the Lessee shall be entitled to refrain from taking out the loss of productivity insurance mentioned in this section, in whole or in part; however, the contents of Section 11.5 below with regard to the waiver of the right to make a claim, shall apply as if the said insurance has been taken out in full.

11.1.3

Statutory third-party liability insurance insuring the Lessee's liability against loss, personal injury and/or damage to the property of any person and/or body whatsoever due to and/or in connection with the activity of the Lessee and/or the agents thereof, with a liability limit of no less than the sum of $5,000,000 per event accumulatively throughout the insurance term. The said insurance shall not be subject to any restriction regarding liability arising from – fire, explosion, commotion, lifting, loading and unloading machines, defective sanitary installations, poisoning, anything injurious in food or beverages, strikes and work stoppages as well as subrogation claims by the National Insurance Institute. The insurance shall be extended to indemnify the

Lessor and/or the management company in respect of their liability for the acts and/or omissions of the Lessee, and in this regard the Lessor and the management company shall be included as insured parties, subject to a cross-liability clause whereby the insurance shall be deemed to have been made separately for each of the insured parties.

11.1.4

Employers’ liability insurance in respect of the Lessee's liability vis-à-vis all its employees, with a liability limit of no less than the sum of $5,000,000 per plaintiff and $5,000,000 per event accumulatively throughout the insurance term. The said insurance shall not be subject to any restriction regarding working hours, contractors, sub-contractors and their employees, works performed at high or deep locations, baits and toxins or regarding the employment of youth. The insurance shall be extended to indemnify the Lessor and/or the management company, should any of them be deemed to be the employer of the Lessee's employees.

11.2

The Lessee undertakes to renew the above insurances immediately upon the expiration of the insurance term and to maintain same throughout the Term of the Tenancy and any extension thereof.

11.3

The Lessee shall provide the Lessor, at least 7 days before the commencement of the Term of the Tenancy, confirmation from its insurer regarding the execution of the Lessee's Insurances in the form attached to the Lease as "Appendix J(1)" and which constitutes an inseparable part thereof.

11.4

The Lessee's Insurances shall contain a condition whereby they rank first and prior to the insurances of the Lessor and/or the management company and that the insurer waives any demand or claim regarding joining the insurances of the Lessor and/or the management company, in respect of any damage which is covered by the Lessee's Insurances. In addition, the Lessee's Insurances shall contain a term whereby they shall not be reduced or cancelled, without the Lessor being given notice thereof by registered mail, at least 60 days in advance.

11.5

The Lessee declares that it shall not have any claim and/or demand and/or lawsuit against the Lessor and/or the management company and/or the agents thereof, as well as against other lessees and/or tenants and/or owners in the commercial center in respect of any damage whatsoever for which it is entitled to indemnity (or for which it would have been entitled to indemnity were it not for the excess stated in the policy, a breach of the conditions of the policy or under-insurance), under the insurances taken out pursuant to Sections 11.1.1 and 11.1.2 above, and it hereby releases the Lessor and/or the management company and/or the agents thereof, as well as other lessees and/or tenants and/or owners in the commercial center, from any liability for such damage and– with respect to the other lessees and/or tenants and/or owners in the commercial center – provided that their sale agreements and/or leases and/or management agreements or any other lease granting them rights in the commercial center, shall contain a similar clause regarding exemption from liability in favor of the Lessee. The aforesaid regarding exemption from liability shall not apply in favor of a person who caused damage intentionally.

11.6

The execution of the insurances by the Lessee and/or the Lessor and/or the management company as aforesaid, shall not limit or detract in any manner whatsoever from the Lessee's undertakings or from its liability pursuant to the Lease and the appendices thereto and/or pursuant to any law, and shall not exempt it from its liability to compensate any person in respect of any damage which it or its property may incur, directly or indirectly, as a result of its use of the Object of the Lease and/or in connection with the Lease. The Lessee waives in advance any claim and/or demand vis-à-vis the Lessor and/or the management company in connection with the execution of the insurances, including expressly in connection with the nature thereof, the conditions thereof and the liability limits required thereunder.

For the avoidance of doubt it is agreed that the liability limits required in the Lessee's Insurances, should be regarded as the minimum requirement imposed upon the Lessee and it must examine its exposure to liability and determine the liability limits accordingly. The Lessee confirms and declares that it shall be estopped from raising any claim or demand against the Lessor and/or the management company and/or any agent thereof with respect to the aforementioned minimum liability limits and/or any other claim concerning the amount and/or scope of the insurance covers it has taken out.

11.7

If the Lessee has not taken out the insurances specified above, or any part thereof, the Lessor shall be entitled, but not obliged, to take out the insurances in its stead and to pay the insurer the premiums due in respect of such insurances. The Lessee hereby undertakes to indemnify the Lessor for any sum it has paid for taking out such insurances and for any auxiliary expense plus linkage differentials and interest.

11.8

The Lessee undertakes to indemnify the Lessor and/or the management company in respect of any damage which shall be incurred by any of them on account of the breach of the conditions of the insurances it has taken out.

11.9

The Lessee's works for adjusting the Object of the Lease – the Lessee undertakes that it shall take out and maintain contractor works insurance in respect of the Adjustment Works in the Object of the Lease to be performed by it (if any), pursuant to the confirmation of the existence of the Lessee's Works insurances attached hereto as an inseparable part thereof and marked as "Appendix J(2)", and on the conditions stated there. The Lessee shall deliver the aforementioned confirmation after it has been signed by its insurers to the Lessor no less than 7 days prior to the date on which the performance of the works commences. The aforesaid in Sections 11.4–8 shall also apply with regard to this insurance.

11.10

The Lessor warrants and undertakes that it shall acquire an insurance policy for contractor works, which shall be valid throughout the whole period of the performance of the construction and/or adjustment works in the Object of the Lease, and that the Lessee shall be included as an additional beneficiary under the aforementioned policy.

12.

THE PARTIES' LIABILITY

12.1

The Lessor, its agents and any person acting in its name or on its behalf, shall not be liable in any manner whatsoever with regard to any damage or injury which is caused to the Lessee or its property.

It is hereby agreed and declared that any liability whatsoever of any kind whatsoever shall apply to the Lessor towards the Lessee in respect of any damage which is caused to the Object of the Lease, or to the contents thereof, or to any third party – for any reason whatsoever, and whether or not the reason for the damage or the malfunction is known, excluding any intentional tortious act by the Lessor and/or any agent thereof, and for this purpose other lessees in the building shall also be regarded as "an agent " of the Lessor.

12.2

The Lessor shall not bear any responsibility or liability whatsoever with regard to any personal injury and/or loss and damage to property of any kind whatsoever (direct or indirect), which shall be incurred by the Lessee and/or its employees and/or workers and/or its agents and/or customers and/or visitors and/or guests and/or any person who is in the Object of the Lease or in any other area occupied by the Lessee with the permission of the Lessor and/or to any property whatsoever of the Lessee, and the Lessee assumes full responsibility in respect of any damage of this kind and undertakes to compensate and indemnify the Lessor for any damages which the Lessor may pay under any peremptory judgment on account of damage of this kind and for any reasonable legal expense which it shall incur in connection with any such damage.

The Lessor's indemnity by the Lessee shall be conditional upon the Lessee having been served notice in writing concerning the existence of proceedings  against the Lessor and the Lessee having also been given the opportunity to defend itself against the claims raised within the framework of such proceedings.

13.

GROUNDS FOR EVICTION

Without adversely affecting and/or derogating from any other provision in this Lease, the Lessor shall be entitled to immediately terminate the contractual relationship and the tenancy forming the subject matter hereof, and to demand that the Lessee vacate the Object of the Lease immediately in any one of the following events:

13.1

Where the Lessee is in arrears of more than 30 days in the payment of any sum whatsoever which is due to the Lessor pursuant to the provisions hereof, and pursuant to any law and such breach has not been rectified within 30 days of the date of receiving a warning in writing from the Lessor.

13.2

Where a receiver (temporary or permanent) or a receiver and administrator (temporary or permanent) or a liquidator (temporary or permanent) is appointed over the business and/or property of the Lessee or any part thereof and such appointment is not cancelled within 90 days.

13.3

Where the Lessee adopts a resolution for liquidation or where a liquidation order is issued against it and such order is not cancelled within 90 days, or where the Lessee makes a compromise and/or settlement (as such terms are defined in the Companies Ordinance) with its creditors or any of its creditors.

13.4

Where a temporary attachment or a final attachment is imposed upon all the Lessee's assets and such attachment is not cancelled within 90 days.

13.5

Where the Lessee breaches the provisions of Section 8 above and grants another party the right of use or any other right whatsoever in the Object of the Lease, or in any part thereof and such breach is not rectified within 30 days of the date the Lessor has sent a warning letter by registered mail.

It is hereby clarified that the termination of the contractual relationship and the Lessee's eviction under the aforesaid circumstances, shall not cause the lapse of and shall not derogate from the Lessee's duty to fulfill all its financial obligations hereunder throughout the entire Term of the Tenancy.

14.

VACATION OF THE OBJECT OF THE LEASE

14.1

Upon the expiration of the Term of the Tenancy and/or upon the Lessee's unilateral termination of the tenancy and/or upon the due cancellation hereof for any reason whatsoever, the Lessee undertakes to vacate the Object of the Lease and to deliver possession thereof to the Lessor whereby the Object of the Lease shall be free of any person and chattel belonging to the Lessee, clean and in good order, and in the same condition as it was when the Lessee received it from the Lessor subject to reasonable wear and tear and in accordance with the aforesaid in Section 7.7.

In the event that the Lessor demands, as aforesaid in Section 7.7, that the modifications and/or additions in the Object of the Lease, which the Lessee has installed in the Object of the Lease, if any, be left in the Object of the Lease, then such modifications and/or additions in the Object of the Lease (as defined in Section 7.7 above), even if such were installed and added to the Object of the Lease by the Lessee and at its own expense, shall be left in the Object of the Lease by the Lessee.

14.2

If the Lessee has not vacated the Object of the Lease on the due date, then in addition to the Lessor's right to sue for vacation of the Object of the Lease, and in addition to any other right which the Lessor may have pursuant to this Lease, or pursuant to any law, and without derogating from any relief or right vested in the Lessor as aforesaid, the Lessee shall pay the Lessor on account of the period from the date on which it should have vacated the Object of the Lease until the date on which it does vacate the Object of the Lease, a sum equivalent to twice the Rent, with the addition of interest on arrears pursuant to Section 9.2 above, and Value Added Tax, calculated on a daily basis, from the date the obligation to pay arises pending full payment in practice to the Lessor, which would have been paid hereunder if the tenancy had been extended on the conditions hereof. The aforementioned payment has been prescribed and agreed upon as appropriate usage fees and/or liquidated damages, which the parties have carefully appraised in advance.

14.3

It is hereby expressly stipulated and agreed by the parties that the aforesaid in this section shall not grant the Lessee the right to continue to occupy the Object of the Lease (against payment of the liquidated damages) and/or constitute a waiver on the part of the Lessor of any of its rights and/or to derogate from the Lessor's right to obtain any other remedy and relief, including, but without derogating from the generality of the aforesaid, the vacation or eviction of the Lessee and [sic] the Object of the Lease.

15.

CHARGE OR PLEDGE BY THE LESSOR

15.1

The Lessor may pledge and/or charge this Lease wholly or partly, assign its rights thereunder to other parties, transfer it wholly or partly in any manner as the Lessor may deem fit from time to time, either for the purpose of obtaining financing or for any other purpose, at the Lessor's sole discretion, and without derogating from the Lessee's rights hereunder.

15.2

The Lessor shall be entitled to assign its rights in the Object of the Lease, wholly or partly, to transfer partial or full ownership, at its absolute and sole discretion, without being required to obtain the Lessee's consent, and the Lessee accepts in advance and expressly any such act which may be performed by the Lessor, without reservation, and the Lessee shall have no allegation or claim or demand of any kind whatsoever against the Lessor or the agents thereof subject to the fact that the Lessee's rights hereunder are not affected, and subject to the fact that the transferee assumes the Lessor's undertakings hereunder, and that it shall have the ability and means to fulfill its said undertakings.

16.

GUARANTEES – SURETIES

16.1

In order to secure the fulfillment of the Lessee's undertakings hereunder on the occasion of the signature of the Lease the Lessee shall deposit with the Lessor an autonomous bank guarantee, payable upon demand, linked to the Consumer Price Index, pursuant to the particulars hereof, or a deposit, in the sum equivalent to six (6) months of the tenancy, at the Lessee's option (hereinafter:  "the Guarantee" or "the Deposit").

Shortly prior to the date of commencement of the payment of the addition to the Basic Rent, as specified in Section 5.7.7 above, the Lessee shall replace and/or supplement the sum of the guarantee and/or the deposit in accordance with the full sum of the Rent.

16.2

It is hereby expressly agreed and declared between the parties that the conferral of the guarantee or the deposit for the fulfillment of the conditions hereof shall not constitute any waiver on the part of the Lessor of its right to other reliefs against the Lessee, whether such reliefs are specified in the main part of the Lease or whether they are available to the Lessor by virtue of any law in existence at the time of the signature of the Lease or which may be in existence in Israel on the date of the breach.

The Lessor shall deliver a notice in writing 14 days in advance regarding its intention to realize the guarantee or the deposit.

16.3

The forfeiture of the guarantee or the deposit shall not affect the Lessor's right to sue for and obtain any other relief against the Lessee.

16.4

Upon expiration of the Term of the Tenancy and on the date of the return of the Object of the Lease to the Lessor the Lessee shall be obliged to provide the Lessor with confirmations in accordance with its demand in writing, that all the payments and the fees which were imposed on it, have been paid by it, until the date of the return of the Object of the Lease and/or with respect to such period, and against the provision of the confirmations and the fulfillment of the other undertakings of the Lessee hereunder, the guarantees and/or the deposits shall be returned to the Lessee.

17.

OPTIONS

17.1

It is hereby agreed that the Lessee shall be granted three additional options to rent the Object of the Lease as well as the object of the lease forming the subject matter of the First Lease for 5 years at a time.

17.1.1

All the terms hereof shall apply to each of the option periods, mutatis mutandis, excluding the option period going beyond the terms of this Section 17 and subject to the provisions below.

17.1.2

The option period shall be realized automatically, unless the Lessee has given the Lessor notice in writing and by registered mail, no later than 90 days prior to the termination of the first Term of the Tenancy and/or the relevant option period, as the case may be, that it does not wish to realize the relevant option period.

17.1.3

The Rent in respect of each of the months of the tenancy during the first option period shall be 10% higher in real terms than the Basic Rent (in respect of the Object of the Lease) and concerning the Additional Area – the Rent shall be 10% higher in real terms than the rent in respect of the Additional Area and concerning the object of the lease forming the subject matter of the First Lease - the rent shall be 10% higher in real terms than the rent in respect of the object of the lease forming the subject matter of the First Lease.

The rent with respect to the second option period shall be 10% higher in real terms than the rent fixed with respect to the first option period.

The rent with respect to the third option period shall be 10% higher in real terms than the rent fixed with respect to the second option period.

17.1.4

For the avoidance of doubt it is hereby clarified that the addition specified in Section 17.1.3 shall not apply to the rent supplement specified in Section 5.7.7.

17.2

The parties agree that if the Lessor wishes to let areas on the floor situated on level +9.00 (wholly or partly, hereinafter: "the Areas on Level +9.00"), and/or to conducts negotiations for the rental of such areas, the Lessee shall have the right of first refusal with respect to such areas, so that said areas shall not be leased to a third party unless the Lessee has first been given notice in writing that the Lessor wishes to let said areas to a third party. The main points of the agreements reached with the third party (hereinafter:  "the Main Points of the Agreements") shall be attached to the Lessor's notice.

The Lessee shall be entitled to notify the Lessor within 14 days of the date of receiving the notice in writing of its wish to rent such Areas on Level +9.00, and in such instance the areas shall be let to the Lessee in accordance with the terms of the Main Points of the Agreements.

If the Lessee has not exercised its right on the aforementioned date, then the Lessor shall be entitled to let the said areas to the aforementioned third party in accordance with the Main Points of the Agreements which were attached to its notice as aforesaid, on condition that it has done so within 60 additional days.

It has been agreed that the period of the right of first refusal, as specified above, shall run for two years from the date of the signing hereof  (hereinbefore and hereinafter:  "the Period of the Right of Refusal").

17.3

Without derogating from the aforesaid in Section 17.2, the parties agree that if the Lessor wishes to let to a third party the other vacant areas in Building No. 2, or the Areas on Level +9.00 after the Period of the Right of Refusal (wholly or partly), and/or shall conduct negotiations for the letting such areas, the Lessor shall give the Lessee notice thereof in writing, in order to permit the Lessee to conduct negotiations with it for the tenancy of the said areas.

17.4

If the Lessor prepares and/or designates the area on the basement floor of Building No. 2 (level -3 81), wholly or partly, for parking spaces, the Lessee shall have the right of priority to rent a number of Parking Spaces (which shall be determined in accordance with the proportionate share of the Object of the Lease and the Attached Areas compared to the whole area of the building), for a consideration to be determined between the parties, and which shall not be less than the sum which any other part in the building pays, insofar as there is such a lessee. The sketch of the basement floor is attached hereto and marked as "Appendix K'".

18.

GENERAL

18.1

The parties agree that the Lessee shall be granted permission to erect systems installations (air conditioning, generator, gas canisters etc.) on the roof of the building, on the area on the roof of the building, which shall be allocated by the Lessor and with the Lessee's consent, whose size shall be determined in accordance with the proportionate share of the Object of the Lease and the Attached Areas compared to the whole area of Building No. 2, and which until the Date of Delivery of Possession shall be marked in the color _______ in the sketch attached as "Appendix L" to the Lease, and also to pass within the area of the building or outside it (by arrangement with the architect of the building) the connections between such installations and the Object of the Lease –without any additional charge.

It is hereby clarified and agreed that should any approvals whatsoever be required from the authorities for the purpose of erecting the installations on the roof and/or the transfer of the connections as aforesaid, such approvals shall be obtained at the Lessee’s responsibility and at its own expense. The Lessor undertakes to co-operate with the Lessee and to sign any document which may be required for this purpose.

18.2

The Lessor undertakes that it shall not let and/or sell and/or take steps to let or sell the areas on the floor located on Level +9.00 in Building No. 2 before all the other areas on the floors located on higher levels have been let or sold.

18.3

Any stay and/or wait and/or lack of response, a lack of operation or a failure to take measures on the part of any of the parties, shall not be construed in any manner whatsoever as a waiver on its part of its rights hereunder vis-à-vis any continuing or additional breach by the other party, unless it has waived any of its rights expressly and in writing.

18.4

All the payments which the Lessee is obliged to effect hereunder, shall be paid by the Lessee to the Lessor by bank transfer to the bank account specified in Section 4.9 above.

18.5

The addresses of the parties for the purposes of the Lease shall be the ones appearing in the preamble to the Lease. If the parties and/or any of them change their address they shall notify the other party in writing of the new address in Israel and such address shall henceforth serve as the address of such party for the purposes of the Lease.

18.6

Any notice which is sent by one party to the other pursuant to the Lease shall be sent by registered mail or shall be delivered in person, [and] shall be deemed to have been delivered within a time during which such notice could reasonably have been expected to have reached the addressee.

18.7

The terms hereof reflect the stipulations between the parties in full and cancel any prior contractual engagements, assurances, representations and undertakings which were made between the parties prior to the signing hereof. Any amendment to the Lease and any addition thereto, if any, must be effected in writing, and signed by all the parties.

IN WITNESS WHEREOF THE PARTIES HAVE SET THEIR HAND

IN THE PLACE AND ON THE DATE MENTIONED FIRST ABOVE:

         /s/ Yael Miller

/s/ David Aviezer

        /s/ Menachem Rosenblat

/s/ Zeev Bronfeld

/s/ Yossi Maimon

_____________________

_____________________

The Lessor

The Lessee

Stamp: Angel Science Parks (99) Ltd.

Stamp: Protalix Ltd.

              Private Company 511903288